Exhibit 10.2

EXECUTION VERSION

STRICTLY PRIVATE
AND CONFIDENTIAL

Dated as of November 18, 2024

U.S.$1,192,400,000 Class A-1-R Senior Secured Floating Rate Notes due 2036

U.S.$171,600,000 Class A-2RR Senior Secured Floating Rate Notes due 2036

U.S.$165,000,000 Class B-R Senior Secured Floating Rate Notes due 2036

U.S.$154,000,000 Class C-R Secured Deferrable Floating Rate Notes due 2036

U.S.$517,500,000 Subordinated Notes due 2124

Golub Capital BDC CLO 8 LLC

NOTE PURCHASE AGREEMENT

GOLUB CAPITAL BDC CLO 8 LLC

NOTE PURCHASE AGREEMENT

November 18, 2024

Deutsche Bank Securities Inc.
One Columbus Circle
New York, NY 10019-8735

Ladies and Gentlemen:

GOLUB CAPITAL BDC CLO 8 LLC, a limited liability company formed under the laws of the State of Delaware (the “Issuer”), plan to issue U.S.$1,192,400,000 Class A-1-R Senior Secured Floating Rate Notes due 2036 (the “Class A-1-R Notes”), U.S.$171,600,000 Class A-2-RR Senior Secured Floating Rate Notes due 2036 (the “Class A-2-RR Notes”), U.S.$165,000,000 Class B-R Senior Secured Floating Rate Notes due 2036 (the “Class B-R Notes”), U.S.$154,000,000 Class C-R Secured Deferrable Floating Rate Notes due 2036 (the “Class C-R Notes” and, together with the Class A-1-R Notes, the Class A-2-RR Notes and the Class B-R Notes, collectively, the “Secured Notes”) and U.S.$517,500,000 Subordinated Notes due 2124 (the “Subordinated Notes” and, together with the Secured Notes, the “Notes”), pursuant to an amended and restated indenture to be dated as of November 18, 2024 (the “Indenture”), by and between the Issuer and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”). Capitalized terms used herein but otherwise not defined herein shall have the respective meanings given to them in the Indenture.

Pursuant to this Note Purchase Agreement (this “Agreement”), the Issuer proposes to issue and sell to Deutsche Bank Securities Inc. (the “Initial Purchaser”), subject to the terms and conditions contained herein, the Secured Notes issued by it, in the principal amount with respect to each such Class specified on Schedule I hereto (the “Purchased Notes”).

Section 1.       Preliminary Offering Circular and Final Offering Circular. The sale of the Notes by the Issuer will be made without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions from the registration requirements of the Securities Act, and the Issuer will not be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). You have advised the Issuer that you will offer and sell the Purchased Notes (the “Offering”) in accordance with Sections 2 and 3 hereof as soon as you deem advisable.

In connection with the Offering, the Issuer has prepared a first preliminary Offering Circular dated September 25, 2024 and a second preliminary Offering Circular dated October 28, 2024 (collectively, including any and all exhibits thereto and the information incorporated by reference therein, the “Preliminary Offering Circulars”), and a final Offering Circular dated November 7, 2024 (including any supplement thereto and including any and all exhibits thereto and the information incorporated by reference therein, the “Final Offering Circular”). Each of the Preliminary Offering Circulars and the Final Offering Circular sets forth certain information regarding the Issuer and the Notes. The Issuer confirms as to itself that it has authorized the use of the Preliminary Offering Circulars and the Final Offering Circular, and any amendment or supplement thereto, in connection with the Offering by the Initial Purchaser.

Section 2.       Purchase by Initial Purchaser. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuer the Purchased Notes issued by the Issuer in the amount and for the respective purchase proceeds set forth in Schedule I attached to this Agreement (the “Purchase Price”). On November 18, 2024 (the “Refinancing Date” and the implementation of all the actions described in this Section 2, the “Closing”), the Initial Purchaser shall pay an amount equal to the Purchase Price, less any amount withheld pursuant to Section 5(b) below, to the order of the Issuer by wire transfer of immediately available funds. Delivery of the Purchased Notes to the Initial Purchaser shall be made on the Refinancing Date. The Purchased Notes sold to the Initial Purchaser shall be issued and sold free from all liens, charges and encumbrances, equities and other third party rights of any nature whatsoever, together with all rights of any nature whatsoever attaching or accruing to them now or after the date of this Agreement. It is understood and agreed that the Initial Purchaser is not acquiring, and has no obligation to acquire, the Class B-R Notes, the Class C-R Notes and the Subordinated Notes (the “Non-Purchased Notes”), which Non-Purchased Notes will be acquired by Golub Capital BDC CLO 8 Depositor LLC on the Refinancing Date. It is further understood and agree that the Initial Purchaser may retain certain of the Purchased Notes, purchase certain of the Purchased Notes for its own account, place certain of the Purchased Notes directly with its affiliates, or sell certain of the Purchased Notes to its affiliates or to any other investor in accordance with the applicable provisions hereof and of the Indenture.

Section 3.       Offering of Purchased Notes; Restrictions on Transfer. The Initial Purchaser represents and warrants to and agrees with the Issuer (it being expressly understood by the Issuer that the representations set forth in clause (a) below relate only to the Initial Purchaser’s acquisition of the Purchased Notes and the period of time that the Initial Purchaser owns any of the Purchased Notes) that:

(a)	(i) The Initial Purchaser is (x) both a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) and an “institutional” Accredited Investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an “Institutional Accredited Investor”) and (y) a Qualified Purchaser and (ii) the Purchased Notes have not been and will not be registered under the Securities Act.

(b)	(i) With respect to offers and sales outside the United States, it has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Purchased Notes or has in its possession or distributes the Offering Documents; (ii) the Purchased Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act; (iii) offers and sales in the United States will only be made through a U.S. broker dealer that is registered under the Exchange Act in each case in accordance with the restrictions on transfer set forth in such Purchased Notes, the Indenture and the Final Offering Circular; and (iv) except as set forth in clause (ii) above, it has offered the Purchased Notes and will offer and sell the Purchased Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Refinancing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Purchased Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S and in each case in accordance with the restrictions on transfer set forth in such Purchased Notes, the Indenture and the Final Offering Circular.

(c)	It agrees that neither it nor any of its affiliates will offer or sell the Purchased Notes by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(d)	(i) It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Purchased Notes to any EEA Retail Investor in the European Economic Area. For the purposes of this provision:

(1)           the expression “EEA Retail Investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129; and

(2)           the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Purchased Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Purchased Notes.

(ii)   It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Purchased Notes to any UK Retail Investor in the United Kingdom (the “UK”). For the purposes of this provision:

(1)           the expression “UK Retail Investor” means a person who is one (or more) of the following:

(A)           a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(B)            a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C)            not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(2)           the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Purchased Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Purchased Notes.

(iii)   It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Purchased Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.

(iv)  It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Purchased Notes in, from or otherwise involving the United Kingdom.

(e)	It shall ensure that, with respect to the CUSIP Number assigned to each Class of Purchased Notes, the “fixed field” attachment contains a 3(c)(7) indicator.

(f)	In the event any Notes are listed with Bloomberg Financial Markets (Bloomberg), the Initial Purchaser agrees and covenants to cause any such listing to contain Bloomberg’s customary “Section 3(c)(7)” indicators appearing on the Bloomberg screen clearly showing that such Purchased Notes are restricted to Qualified Institutional Buyers that are Qualified Purchasers, including the following: (a) the bottom of the “Security Description” page describing the security should state “144A/3c7 ‘ok’”; (b) the “Security Description” page should have a red indicator stating “PRVT PLACEMENT;” and (c) the “Comments” page should state that “These Securities are being offered in the United States to persons who are both (i) qualified institutional buyers (as defined in Rule 144A under the Securities Act) and (ii) qualified purchasers (as defined under Section 3(c)(7) of the Investment Company Act of 1940).”

(g)	After the Refinancing Date, if the Initial Purchaser shall receive any written or oral communication from the Rating Agencies (or any of their respective officers, directors or employees, as applicable) with respect to the issuance of the initial credit rating or any on-going surveillance of the credit ratings on the Secured Notes, the Initial Purchaser agrees to refrain from communicating with the Rating Agencies and to promptly (and, in any event, within one Business Day) notify the Issuer and the Collateral Manager of such communication. The Initial Purchaser agrees to coordinate with the Collateral Manager (on behalf of the Issuer) with respect to any communication to the Rating Agencies and further agrees that, after the Refinancing Date, in no event shall it engage in any oral communication with respect to the issuance of the initial credit rating or any on-going surveillance of the credit ratings on the Secured Notes with the Rating Agencies (or any of their respective officers, directors or employees, as applicable) without the participation of the Collateral Manager (on behalf of the Issuer), unless otherwise agreed to in writing by the Collateral Manager.

Section 4.       Covenants of the Issuer. The Issuer covenants and agrees with the Initial Purchaser that:

(a)	It shall obtain on or prior to the Refinancing Date all government authorizations required in connection with the issuance, offering and sale of the Notes to be issued on such date and the performance of its respective obligations hereunder and under the Transaction Documents except for such authorizations, consents, approvals, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws, and to cause such authorizations to be continued in effect so long as any of the Notes remain Outstanding; provided that in no event shall the Issuer be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to subject itself to taxation or other burdensome requirements in a jurisdiction in which it is not already so subject.

(b)	It shall furnish to the Initial Purchaser, without charge, as soon as practicable and thereafter from time to time prior to the completion of the distribution of the Purchased Notes, as many copies of the Final Offering Circular and of any amendments or supplements thereto as the Initial Purchaser may reasonably request.

(c)	If at any time prior to the earlier of (a) the completion of the distribution of the Purchased Notes (as determined by the Initial Purchaser); and (b) the 60th day following the Refinancing Date (the “Offering Period”), any event occurs or condition exists as a result of which the Final Offering Circular as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary at any time to amend or supplement the Final Offering Circular to comply with applicable law, it shall promptly so notify the Initial Purchaser. In addition, at any time during the Offering Period, the Issuer shall provide to the Initial Purchaser, upon request, any information regarding the Issuer and/or the Collateral reasonably available to the Issuer and deemed reasonably necessary by the Initial Purchaser or its legal counsel to complete the distribution of the Purchased Notes. In either case, upon the request of the Initial Purchaser, the Issuer shall at its own expense, (i) prepare and furnish to the Initial Purchaser, subject to prior review by the Initial Purchaser as provided by the following Section 4(d), an amendment or supplement to the Final Offering Circular that will correct such statement or omission or effect such compliance; and (ii) supply any amended or supplemented Final Offering Circular to the Initial Purchaser in such quantities as the Initial Purchaser may reasonably request, and the Initial Purchaser agrees not to use any prior version of the Final Offering Circular in connection with the offer or sale of the Purchased Notes following receipt of such notice.

(d)	During the Offering Period, it shall not publish any amendment or supplement to the Final Offering Circular unless the Initial Purchaser has been previously advised of, and furnished with a copy for review of, any such proposed amendment or supplement, and it shall not publish any such proposed amendment or supplement to which the Initial Purchaser reasonably objects unless counsel to the Issuer advises it, in a written opinion, with a copy to the Initial Purchaser, that (i) without such proposed amendment or supplement the Final Offering Circular, as then amended or supplemented, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) such proposed amendment or supplement is required pursuant to an order of a regulatory authority having jurisdiction over the Issuer.

(e)	Subject to the foregoing requirements set forth in Section 4(c) above, during the Offering Period, it shall prepare promptly, upon the reasonable request of the Initial Purchaser, any amendments of or supplements to the Final Offering Circular that in the opinion of the Initial Purchaser may be reasonably necessary to enable the Initial Purchaser (in its role as Initial Purchaser) to continue to resell the Purchased Notes, subject to the approval of the Initial Purchaser’s counsel.

(f)	The Issuer shall use the proceeds from the sale of the Notes in the manner described in the Final Offering Circular under the caption “Use of Proceeds”.

(g)	Except as permitted by the Securities Act, prior to notice to and review by the Initial Purchaser, it will not publish or distribute any offering material in connection with the offering of the Purchased Notes, unless the Initial Purchaser shall have consented to the publication or use thereof.

(h)	None of the Issuer, any of its Affiliates or any Person authorized to act on their behalf (except for the Initial Purchaser, as to whom no representation is made) shall engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Purchased Notes to any U.S. Person (as that term is defined in Regulation S).

(i)	It shall advise the Initial Purchaser, promptly after it receives notice or obtains knowledge thereof, of the suspension of the qualification of the Purchased Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and, in the event of the issuance of any order suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(j)	It shall promptly and from time to time take such action as the Initial Purchaser (in its capacity as Initial Purchaser) may reasonably request to qualify the Purchased Notes for offering and sale in a manner not involving any public offering under the securities laws of such jurisdictions as the Initial Purchaser may reasonably request.

(k)	It shall at all times during the Offering Period extend, and use its reasonable efforts to cause the Collateral Manager to extend, to each prospective investor the opportunity to ask questions of, and receive answers from, the Issuer and the Collateral Manager concerning their respective businesses, managements and financial affairs, and the Purchased Notes and the terms and conditions of the offering thereof, and to obtain any information such prospective investors may consider necessary in making an informed investment decision or in order to verify the accuracy of the information set forth in the Offering Documents, to the extent the Issuer or the Collateral Manager possesses the same or can acquire without unreasonable effort or expense; provided that the Issuer shall permit, and shall use their reasonable efforts to cause the Collateral Manager to permit, representatives of the Initial Purchaser to be present at, or participate in, any meeting or telephone conference among the Issuer and/or the Collateral Manager and any prospective investor, and shall give the Initial Purchaser reasonable notice thereof, and the Issuer shall not furnish, and shall use its reasonable efforts to cause the Collateral Manager not to furnish, any such information to any such prospective investor without first giving the Initial Purchaser a reasonable opportunity to review and comment on such information.

(l)	It shall not solicit any offer to buy from or offer to sell to any Person any Purchased Notes, except through the Initial Purchaser.

(m)	The Issuer will comply (or cause its agents and advisors to comply) with the representations, certifications and covenants made by it in each engagement letter and all other agreements with the Rating Agencies, including any representation, certification or covenant provided to the Rating Agencies in connection with Rule 17g-5 under the Exchange Act, and will make accessible (or cause to be made accessible) to any non-hired nationally recognized statistical rating organization all information provided to each Rating Agency in connection with the issuance of the initial credit rating and on-going surveillance of the credit ratings on the Secured Notes in accordance with Rule 17g-5 under the Exchange Act.

Section 5.       Expenses.

(a)	The Issuer shall bear and pay all costs and expenses incurred incident to the performance of the obligations of the Issuer under this Agreement, but only if the transactions contemplated herein are consummated, including any structuring and placement fees owed to the Initial Purchaser pursuant to any separate agreement regarding the Offering, and including (i) the fees and expenses of preparation, printing, issuance, sale and delivery of the Notes, including any documentary stamp or similar issue tax incidental to the issue, sale and delivery of the Purchased Notes to the Initial Purchaser; (ii) the fees and expenses of the Issuer’s counsel, accountants and any other experts or advisors; (iii) the fees and expenses incurred in connection with the preparation of the Preliminary Offering Circulars, the Final Offering Circular and all amendments and supplements thereto; (iv) the fees and expenses of the printing and distribution of the Transaction Documents; (v) the fees and expenses of the Trustee, the Paying Agent, the Collateral Manager, the Collateral Administrator and each of their counsel; (vi) all fees and expenses incurred in connection with the rating of the Secured Notes by Fitch and S&P, as applicable; (vii) Deutsche Bank Securities Inc.’s legal and other costs and expenses incurred in connection with the issuance of the Notes and the preparation and execution of this Agreement; and (viii) miscellaneous expenses incurred by Deutsche Bank Securities Inc. in connection with this transaction, as agreed to by the Collateral Manager.

(b)	In order to provide for the payment on the Refinancing Date, or promptly thereafter, of the costs and expenses payable pursuant to Section 5(a) above, the Issuer authorizes the Initial Purchaser to withhold from the Purchase Price payable by the Initial Purchaser pursuant to Section 2 above an amount sufficient to pay such costs, expenses and amounts owed (including, without limitation, all structuring and placement fees and expenses), as estimated on the Refinancing Date by the Initial Purchaser and on the Refinancing Date, or as promptly thereafter as practicable, to pay all such costs, expenses and amounts owed from such withheld funds. The Initial Purchaser agrees to pay to the Trustee for the account of the Issuer any funds withheld under this Section 5(b) that are in excess of the actual expenses incurred by the Issuer (or the Initial Purchaser on its behalf). The Issuer agrees to pay to the Initial Purchaser the amount, if any, by which the actual expenses incurred by the Issuer, and not otherwise paid by the Issuer, exceed the amount withheld under this Section 5(b). The Initial Purchaser will provide the Issuer with an itemization of the use of such withheld amounts in reasonable detail, and with receipts or statements for the related expenditures to the extent available, upon request from the Issuer.

Section 6.       Representations and Warranties. As a condition of the obligation of the Initial Purchaser to purchase the Purchased Notes, the Issuer represents and warrants (with respect to itself) to, and agrees with, the Initial Purchaser as follows:

(a)	The Final Offering Circular as of the date thereof does not, and at the Refinancing Date will not (and any amendment or supplement thereto as of the date thereof and at the Refinancing Date will not), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, and the Final Offering Circular contains or will contain all information with regard to the Issuer and the Notes that is material in the context of the issuance of the Notes; provided, that the Issuer makes no representation or warranty as to statements or omissions made in the Preliminary Offering Circulars or the Final Offering Circular in the sections entitled “Risk Factors—Relating to Certain Conflicts of Interest—Certain Conflicts of Interest Relating to the Initial Purchaser and Its Affiliates” and “Plan of Distribution” (the “Initial Purchaser Information”).

(b)	No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Final Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(c)	It has authorized (through its counsel’s provision of final versions thereof to the Initial Purchaser) the Initial Purchaser to use the Final Offering Circular in connection with the offer and resale of the Purchased Notes.

(d)	Subsequent to the date of the Final Offering Circular and except as disclosed in the Final Offering Circular, (x) the Issuer has not incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; and (y) there has not been any material change in its share capital, capital stock, partnership interests, limited liability company interests or membership interests, as applicable, or in its short-term or long-term debt.

(e)	The issuance and sale of the Notes to be issued by the Issuer has been duly authorized by it and when executed, authenticated and delivered to and paid for in accordance with the terms of this Agreement and the Indenture, the Notes will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, except as such obligations may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

(f)	The Issuer has been duly formed and is validly existing under the laws of the State of Delaware; it has full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Final Offering Circular; it is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business or financial condition, and would not otherwise be material in the context of the issuance of the Notes; and it has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents.

(g)	The execution and delivery of this Agreement has been duly authorized by the Issuer, and this Agreement has been duly executed and delivered by the Issuer; and each of the other Transaction Documents to which it is a party has been duly authorized by the Issuer, and when duly executed and delivered on the Refinancing Date, will be its valid and binding agreement, enforceable against it in accordance with its terms, except as such obligations may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

(h)	The execution and delivery of, and the performance by it of its obligations under, this Agreement and the other Transaction Documents, the issuance and sale of the Notes by the Issuer pursuant to this Agreement, the compliance by the Issuer with the other provisions of this Agreement and the consummation of the other transactions herein contemplated will not (x) cause a Default under the Indenture, (y) require any consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or made, or (z) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which it is a party or by which it is bound, or its organizational documents, or any statute or any judgment, decree, order, role or regulation of any court or other governmental authority or any arbitrator applicable to it, except for such conflicts, breaches, violations or defaults as would not have a material adverse effect on its business or financial condition and would not be material in the context of the issuance of the Notes.

(i)	Its authorized and issued share capital, partnership interests, limited liability company interests or membership interests, as applicable, is as described in the Final Offering Circular and all of its issued share capital, partnership interests, limited liability company interests or membership interests, as applicable, has been validly issued and is fully paid, to the extent applicable.

(j)	It is not, and will conduct its respective operations in a manner so that it continues not to be, an “investment company” and, after giving effect to the Offering and the application of the proceeds therefrom, will not be an “investment company,” as such term is defined in the Investment Company Act.

(k)	Sanctions and Anti-Money Laundering Laws:

(i)	Neither it, nor any of its subsidiaries, nor, to its knowledge, after reasonable inquiry, any of its directors or officers, any director or officer of any of its subsidiaries or any employee, agent, Affiliate, representative or Person associated with or acting on its behalf or on behalf any of its subsidiaries, nor any Person benefiting in any capacity in connection with this Agreement and/or the Offering is: (A) the subject or target of any sanctions administered or enforced by the United States Government (including, without limitation, by the U.S. Department of the Treasury's Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or any similar sanctions imposed by any governmental body to which it or any of its subsidiaries is subject to or a target of (collectively, the “Sanctions”), (B) located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions (including without limitation, Afghanistan, Crimean region of Ukraine, Cuba, Democratic People’s Republic of Korea (North Korea), Iran, occupied territories in “Donetsk People’s Republic” region of Ukraine, occupied territories in “Kherson” region of Ukraine, occupied territories in “Luhansk People’s Republic” region of Ukraine, occupied territories in “Zaporizhzhia” region of Ukraine, and Syria (the “Sanctioned Countries”)), or (C) is owned by or otherwise controlled, directly or indirectly, in whole or in part, by any individual or entity that is currently the subject or target of Sanctions;

(ii)	Neither it nor any of its subsidiaries will, directly or, to its actual knowledge, indirectly, use the proceeds of the Purchased Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that would result in violation of any Sanctions (including by any Person participating in the Offering, whether as Initial Purchaser, Issuer, investor or otherwise);

(iii)	During the past five years, neither it nor any of its subsidiaries has engaged, is now engaged, or will engage, in any business operations, dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject or target of Sanctions, in violation of Sanctions;

(iv)	The representations contained in this clause (k) shall not be deemed to apply to owners of shares of common stock in any indirect owner of the Issuer whose shares are listed on a publicly traded exchange and acquired such shares through such exchange; and

(v)	Its operations and the operations of its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act, as amended, the applicable money laundering statutes of all jurisdictions where it or any of its subsidiaries conducts business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over it or any of its subsidiaries, and any international anti-money laundering guidelines, principles or procedures issued by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, and any Executive Order, directive, or regulation pursuant to the authority or to the enforcement of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving it or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to its knowledge, threatened. Neither it nor or any its subsidiaries will, directly or indirectly, use the proceeds of the Purchased Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person in any manner that would result in violation of the Anti-Money Laundering Laws.

(l)	Neither it, nor any of its subsidiaries, nor any of its directors or officers, nor any director or officer of any of its subsidiaries or, to its knowledge, after due inquiry, neither any employee, agent, Affiliate, representative or Person associated with or acting on its behalf or on behalf any of its subsidiaries, nor any Person benefiting in any capacity in connection with this Agreement and/or the Offering has (A) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or, to its knowledge, indirect unlawful payment to any domestic governmental official or “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or domestic government or foreign government employee; (C) violated or is in violation of any provision of the FCPA, the Bribery Act of 2010 of the United Kingdom or any applicable non-U.S. anti-bribery statute or regulation; (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (E) received notice of any investigation, proceeding or inquiry by any governmental agency, authority or body regarding any of the matters in clauses (A) through (D) above; and, to its knowledge, it and its respective affiliates, have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(m)	No legal or governmental proceedings are pending to which it is a party or to which its property is subject, and, to the best of its knowledge, no such proceedings are threatened or contemplated.

(n)	None of the Issuer or any person acting on its behalf (other than the Initial Purchaser), has, directly or indirectly, made offers or sales of any security (as defined in the Securities Act), or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

(o)	Assuming that (A) the representations, warranties and covenants made by the Initial Purchaser herein are true and correct and have been and will be complied with, (B) the representations, warranties and covenants deemed to be made by the purchasers of the Notes and required to be made by the purchasers of the Notes in the related representation or subscription letters are true and correct and will be complied with and (C) the Notes are offered and sold in accordance with the Final Offering Circular, no registration of the Notes under the Securities Act, and no qualification of the Indenture under the United States Trust Indenture Act of 1939, as amended, with respect thereto, is required for the offer, sale and initial resale of the Notes in the manner contemplated by this Agreement or the Final Offering Circular.

(p)	As of the Refinancing Date, the Notes will satisfy the eligibility requirements of Section 4(a)(2), Rule 144A(d)(3) or Regulation S under the Securities Act, as applicable, and no securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(q)	It has not taken, directly or indirectly, any action prohibited by Regulation M under the Exchange Act (to the extent that Regulation M is applicable to the offering, issuance and sale of the Notes).

(r)	[Reserved]

(s)	The Purchased Notes conform in all material respects to the descriptions thereof contained in the Final Offering Circular.

(t)	It has not offered and shall not offer the Purchased Notes except pursuant to this Agreement and the terms of the Indenture and it has not offered and shall not offer the Notes (other than the Purchased Notes) except pursuant to the terms of the Indenture.

(u)	It agrees that it shall not make any offer or sale of Purchased Notes of any class if, as a result of the doctrine of “integration” referred to in Rule 502 promulgated under the Securities Act, such offer or sale could be deemed to render invalid (for the purpose of (i) the sale of the Purchased Notes to the Initial Purchaser or (ii) the resale of the Purchased Notes by the initial investors to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(v)	None of the Issuer, any of its affiliates (as that term is defined in Rule 501(b) of Regulation D under the Securities Act, each, an “Affiliate”), or any Person authorized to act on its behalf (other than the Initial Purchaser, as to whom no representation is made) has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S) in connection with the offering or sale of the Notes, and the Issuer and its Affiliates and any Person acting on their behalf (other than the Initial Purchaser, as to whom no representation is made) has complied and will comply with the offering restrictions requirement of Rule 903 of Regulation S. It has not entered into any contractual agreement with respect to the distribution of the Purchased Notes except for the arrangements with the Initial Purchaser hereunder.

(w)	None of the Issuer nor any of its Affiliates nor any Person authorized to act on its behalf (other than the Initial Purchaser, as to whom no representation is made) has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering or sale of the Notes in the United States or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Accordingly, it acknowledges that the Notes may not be offered or sold, directly or indirectly, and no offering circular or any advertisements in connection with the Notes may be distributed or published, in or from any country or jurisdiction except under circumstances that shall result in compliance with any applicable rules and regulations of any such country or jurisdiction.

(x)	On and as of the date hereof, no event has occurred or is continuing which, had the Notes already been issued, would constitute a Default under the Indenture.

Section 7.       Indemnity.

(a)	The Issuer agrees to indemnify and hold harmless the Initial Purchaser and/or any of its affiliates, the directors, officers, partners, agents or employees of the Initial Purchaser or any of its affiliates, and each other person, if any, who controls the Initial Purchaser or any of its affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) against any and all losses, claims, damages or liabilities, joint or several, to which such Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are connected with (i) (x) any untrue statement or alleged untrue statement of a material fact made in the Preliminary Offering Circulars, the Final Offering Circular or any amendment or supplement thereto or (y) the omission or the alleged omission to state in the Preliminary Offering Circulars, the Final Offering Circular or any amendment or supplement thereto a material fact required to be stated therein necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the breach by the Issuer of any of its representations, warranties, covenants or agreements under this Agreement or any other Transaction Document to which it is a party (in each case, after giving effect to any materiality qualifications set forth therein). The Issuer will reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred, by it in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (1) (x) any untrue statement or alleged untrue statement of a material fact made in the Preliminary Offering Circulars, the Final Offering Circular or any amendment or supplement thereto in reliance upon and in conformity with information provided by the Initial Purchaser specifically for inclusion in the Initial Purchaser Information, or (y) the omission or the alleged omission by the Initial Purchaser to state in the Initial Purchaser Information a material fact required to be stated therein necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (2) the gross negligence or willful misconduct of the Initial Purchaser, as finally determined by a court of competent jurisdiction. The indemnity provided for in this Section 7 shall be in addition to any liability which either the Issuer may otherwise have. The Issuer will not, without the prior written consent of the Initial Purchaser, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Initial Purchaser or any person who controls the Initial Purchaser is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Initial Purchaser and such indemnified persons from all liability arising out of such claim, action, suit or proceeding.

(b)	The Initial Purchaser agrees to indemnify and hold harmless the Issuer, its members, managers, partners, officers, authorized persons and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the Issuer or any such member, manager, partner, officer, authorized person or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are connected with (i) any untrue statement or alleged untrue statement of a material fact made in the Preliminary Offering Circulars, the Final Offering Circular or any amendment or supplement thereto in reliance upon and in conformity with information provided by the Initial Purchaser specifically for inclusion in the Initial Purchaser Information, or (ii) the omission or the alleged omission by the Initial Purchaser to state in the Initial Purchaser Information a material fact required to be stated therein necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, the Initial Purchaser shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon the gross negligence or willful misconduct of the Issuer as finally determined by a court of competent jurisdiction.

(c)	In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraphs (a) or (b) of this Section 7, such person (for purposes of this paragraph (c), the “indemnified party”) shall, promptly after receipt by such party of notice of the commencement of such action, notify the person against whom such indemnity may be sought (for purposes of this paragraph (c), the “indemnifying party”), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise under this Section 7, unless such omission and/or delay caused actual prejudice to the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent agreed by the indemnified party (not to be unreasonably withheld, conditioned or delayed), and with counsel reasonably satisfactory to such indemnified party; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to, those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties, and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of such assumption of defense and of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately prior sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated in writing by the indemnified parties who are parties to such action or actions), (ii) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

(d)	In circumstances in which the indemnity agreement provided for in the preceding paragraph of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Initial Purchaser from the Issuer in connection with the purchase of the Purchased Notes hereunder. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Initial Purchaser, the parties’ relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate in the circumstances. The Issuer and Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the amount by which (i) the total discounts and commissions received by it in respect of the Purchased Notes exceeds (ii) the aggregate amount of any damages that it has otherwise been required to pay pursuant hereto, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee and agent of an Initial Purchaser, shall have the same rights to contribution as the Initial Purchaser, subject to the applicable terms and conditions of this paragraph (d).

Section 8.       Conditions Precedent. The obligations of the Initial Purchaser to purchase and pay for the Purchased Notes shall be subject, in the Initial Purchaser’s sole discretion, to the accuracy of the representations and warranties of the Issuer contained herein as of the date hereof, to the accuracy of the statements of the Issuer made in any certificates delivered pursuant to the provisions hereof, to the performance by the Issuer of its covenants and agreements hereunder and to the following additional conditions:

(a)	The Issuer shall have obtained all governmental authorizations required in connection with the issuance, offering and sale of the Notes and the performance of its obligations hereunder and under the Transaction Documents.

(b)	The Issuer shall have furnished to the Initial Purchaser a certificate, signed by a Responsible Officer of the Issuer dated the Refinancing Date, to the effect that such Responsible Officer has examined the Final Offering Circular and this Agreement and that the representations and warranties of the Issuer in this Agreement are true and correct in all material respects on and as of the Refinancing Date with the same effect as if made on the Refinancing Date, and the Issuer has performed all of its obligations and satisfied all the conditions on its part to be satisfied at or prior to the Refinancing Date.

(c)	The Secured Notes shall have received the following ratings as of the Refinancing Date: (i) the Class A-1-R Notes shall have been rated “AAA(sf)” by S&P and “AAA(sf)” by Fitch, (ii) the Class A-2-RR Notes have been rated “AAA(sf)” by S&P, (iii) the Class B-R Notes shall have been rated at least “AA(sf)” by S&P and (iv) the Class C-R Notes shall have been rated at least “A(sf)” by S&P. The Subordinated Notes shall not have been rated.

(d)	The Issuer shall have furnished to the Initial Purchaser the opinions of Dechert LLP, special counsel to the Issuer, and a written letter from Dechert LLP with respect to the Final Offering Circular in relation to Rule 10b-5 under the Securities Act, each addressed to the Initial Purchaser, dated the Refinancing Date and in form and substance satisfactory to the Initial Purchaser.

(e)	The Issuer shall have furnished to the Initial Purchaser the opinion of Clark Hill PLC, counsel to the Issuer, dated the Refinancing Date and in form and substance satisfactory to the Initial Purchaser.

(f)	The Trustee shall have furnished to the Initial Purchaser the opinion of Locke Lord LLP, counsel to the Trustee and the Collateral Administrator, dated the Refinancing Date and in form and substance satisfactory to the Initial Purchaser.

(g)	The Collateral Manager shall have furnished to the Initial Purchaser the opinion of Dechert LLP as counsel to the Collateral Manager, dated the Refinancing Date and in form and substance satisfactory to the Initial Purchaser.

(h)	The conditions precedent to the issuance of the Notes under the Indenture and the conditions precedent to the performance by the Issuer of its obligations under the Indenture shall have been satisfied.

(i)	Subsequent to the date as of which information is given in the Final Offering Circular, there shall not have been any change, or any development involving a prospective change, the effect of which, in any case, is, in the judgment of the Initial Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Purchased Notes as contemplated by the Final Offering Circular.

(j)	On or before the Refinancing Date, the Initial Purchaser shall have received such further certificates, documents or other information as they may have reasonably requested from the Issuer.

All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are satisfactory in all material respects to the Initial Purchaser. The Issuer shall furnish to the Initial Purchaser such conformed copies of such opinions, certificates, letters and documents in such quantities as the Initial Purchaser shall reasonably request.

Section 9.       Termination. This Agreement shall be subject to termination in the sole discretion of the Initial Purchaser by notice to the Issuer given prior to the Refinancing Date in the event that the Issuer shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Refinancing Date, (a) trading in securities generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (b) any securities of the Issuer shall have been downgraded by any nationally recognized statistical rating organization or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Issuer (other than an announcement with positive implications of a possible upgrading); (c) a general moratorium on commercial banking activities shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (d) there shall have occurred (i) an outbreak or escalation of hostilities between the United States and any foreign power, (ii) an outbreak or escalation of any other insurrection or armed conflict involving the United States, or (iii) any other calamity, crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Initial Purchaser, makes it impractical or inadvisable to proceed with the offering or the delivery of the Purchased Notes as contemplated by the Final Offering Circular. Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except for any liability arising before or in relation to such termination.

Section 10.     Miscellaneous.

(a)	Time shall be of the essence of this Agreement.

(b)	The headings herein are inserted for convenience of reference only and are not intended to be part of, or to, affect, the meaning or interpretation of this Agreement.

(c)	This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement, and any party may enter into this Agreement by executing a counterpart. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(d)	This Agreement shall inure to the benefit of and shall be binding upon the Initial Purchaser, the Issuer and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to, give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except as set forth in Section 7. No purchaser of Purchased Notes from the Initial Purchaser shall be deemed a successor because of such purchase.

(e)	The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuer and Deutsche Bank Securities Inc. set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuer, any of its officers, directors, partners, managers, employees or agents, any Initial Purchaser or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 5, 7, 10 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

Section 11.     Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall, to the fullest extent permitted by applicable law, be ineffective without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.     Governing Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

Section 13.     Jurisdiction. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any New York State or United States federal court sitting in the City and County of New York over any suit, action or proceeding, whether in contract, tort or otherwise and whether at law or in equity, arising out of or relating to this Agreement or the transactions contemplated hereby which is brought by any party hereto and irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding. To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any such court referred to above, or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such entity hereby irrevocably waives, to the extent permitted by applicable law, such immunity in respect of its obligations under this Agreement. The Issuer hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceeding in such respective courts referred above.

Section 14.     Waiver of Jury Trial Right. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY. Each of the parties hereby (i) certifies that no representative, agent or attorney of any other parties has represented, expressly or otherwise, that such other parties would not, in the event of a proceeding, seek to enforce the foregoing waiver; and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

Section 15.     No Advisory or Fiduciary Responsibility. The Issuer acknowledges and agrees that (i) the purchase and sale of the Purchased Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer and the Initial Purchaser, (ii) in connection therewith and with the process leading to such transaction the Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Issuer, (iii) the Initial Purchaser has not assumed an advisory or fiduciary responsibility in favor of the Issuer with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Issuer on other matters) or any other obligation to the Issuer except the obligations expressly set forth in this Agreement and (iv) the Issuer has consulted its own legal and financial advisors to the extent they deemed appropriate. The Issuer agrees that it will not claim that the Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it in connection with such transaction or the process leading thereto.

Section 16.     No Bankruptcy Petition/Limited Recourse. The Initial Purchaser covenants and agrees that, prior to the date which is one year and one day (or, if longer, the applicable preference period then in effect plus one day) after the payment in full of all of the Notes issued by the Issuer, it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar law in any jurisdiction.

Notwithstanding any other provision of this Agreement, the obligations of the Issuer hereunder are limited-recourse obligations, payable solely from the Assets in accordance with the terms of the Indenture and following realization thereof and reduction thereof to zero, all obligations of and all claims against the Issuer hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive. No recourse may be had under this Agreement against any employee, agent, officer, partner, member, incorporator, manager, shareholder, director or authorized person of any party hereto or their respective successors or assigns (collectively, the “Associated Persons”), in respect of the transactions contemplated by this Agreement, it being expressly agreed and understood that this Agreement is solely an obligation of each of the parties hereto and that no personal liability whatever shall attach to or be incurred by any Associated Person under or by reason of the obligations, representations and agreements of the parties contained in this Agreement, or implied therefrom.

This Section 16 shall survive the termination or expiration of this Agreement.

Section 17.     Recognition of the U.S. Special Resolution Regimes.

(a)	In the event that the Initial Purchaser is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that the Initial Purchaser is a Covered Entity or a BHC Act Affiliate of the Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 17, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 18.     Electronic Signatures. The parties agree that this Agreement may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign below and return to us, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Initial Purchaser and the Issuer.

Very truly yours,

GOLUB CAPITAL BDC CLO 8 LLC

By:	Golub Capital BDC, Inc., its designated manager

By:	/s/ Christopher Ericson
	Name:	Christopher Ericson
	Title:	Chief Financial Officer

Golub Capital BDC CLO 8 LLC

Note Purchase Agreement

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Hsiang Lim
	Name:	Hsiang Lim
	Title:	Managing Director

By:	/s/ Sunil-A Rohra
	Name:	Sunil-A Rohra
	Title:	Director

Golub Capital BDC CLO 8 LLC

Note Purchase Agreement

Schedule I

Purchased Notes	Deutsche Bank Securities Inc.	Purchase Price
Principal Amount of Class A-1-R Notes to be Purchased:	$1,192,400,000	$1,192,400,000
Principal Amount of Class A-2-RR Notes to be Purchased:	$171,600,000	$171,600,000

Golub Capital BDC CLO 8 LLC

Note Purchase Agreement